UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 15, 2015

BLOX INC.
(Exact name of registrant as specified in its charter)

000-53565
 (Commission File Number)

Nevada	20-8530914
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Suite 600 – 666 Burrard Street, Vancouver, BC V6C 3P6
(Address of principal executive offices) (Zip Code)

 (604) 688-3899
(Registrant’s telephone number including area code)

Suite 206 - 595 Howe Street, Vancouver, British Columbia, V6C 2T5
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 14, 2015 Messrs. Robert Abenante, Cedric Wilson and Robert Ironside have resigned as directors of the Company and its subsidiaries.  Effective May 1, 2015 Messrs. Robert Abenante and Rick Low have resigned from all executive officer positions of the Company and its subsidiaries. Mr. Robert Abenante is the Company’s President and Chief Executive Officer and Mr. Rick Low is the Company’s Chief Financial Officer.   Effective May 15, 2015 Ms. Brigitte McArthur has resigned from all executive officer positions of the Company and its subsidiaries. Ms. Brigitte McArthur is the Company’s Corporate Secretary.  The Company intends to seek new officers and directors to fill in such vacancies for the Company. Mr. Ronald Renne will act as interim Chief Executive Officer and interim Chief Financial Officer after May 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blox, Inc.
Date	April 15, 2015	(Registrant)

/s/ Ronald Renne
Ronald Renne Chairman & Director